Calculation of Filing Fee Tables
S-8
CELESTICA INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, without par value	Other	50,000	$ 56.96	$ 2,848,000.00	0.0001531	$ 436.03
Total Offering Amounts:						$ 2,848,000.00		$ 436.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 436.03
Offering Note
[1]	(1) This registration statement covers 50,000 Common Shares issuable under Celestica Inc.'s Amended and Restated Directors' Share Compensation Plan (Plan). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (Securities Act), this Registration Statement shall also cover any additional Common Shares which become issuable under the Plan with respect to the securities identified in the above table pursuant to anti-dilution and adjustment provisions thereof resulting from stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The "Proposed Maximum Offering Price Per Unit" and "Maximum Aggregate Offering Price" are based on the average high and low prices of the Common Shares reported on the New York Stock Exchange on October 21, 2024.